UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): December 31, 2002



                                 INDIGINET, INC.
         ---------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


Florida                             0-32333                       65-0972865
----------------            ------------------------         -------------------
(State or other             (Commission File Number)          (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)


8912 E. Pinnacle Peak Rd.
F-8 PMB 445, Scottsdale, AZ                                    85255
----------------------------------------                    ----------
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code: (760) 413-6627


            7745 E. Redfield Road, Suite 200, Scottsdale, AZ  85260
            -------------------------------------------------------
               (Former name, former address and former fiscal year
                         (if changed since last report)

Item 5.  Other Events
-------  ------------

     Indiginet, Inc. (the "Company") has closed its wholly owned subsidiary, SBSI/Cyberspeedway, Inc. in Scottsdale, Arizona due to continued negative operating results. Effective December 31,2002, W. James Lane resigned as an officer, director and employee of SBSI/Cyberspeedway.

     Mr. Lane terminated his October 31, 2001 Employment Agreement for good reason in accordance with the terms of the Employment Agreement. The Company has failed to pay base compensation, and loans due to Mr. lane as outlined in the Employment Agreement.

     The Company and Mr. Lane have signed an agreement that allows Mr. Lane to assume ownership and tile to certain corporate assets in exchange for the release of all claims against the Company and its officers and directors.


Item 7.  Financial Statements and Exhibits.
-------  ----------------------------------

     ITEM 7(c). Exhibits.

     Exhibit 10.1 - Mutual Understanding and Release dated December 31, 2002 between W. James Lane and the Indiginet, Inc.



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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INDIGINET, INC.


Date:  January 20, 2003                By: /c/ Jeffrey Black
                                           -------------------------------------
                                           Name:  Jeffrey Black
                                           Title: Secretary











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